For Immediate Release

8x8, Inc. Reports First Quarter Fiscal 2016 Financial Results

Record Revenue of $47.9 Million;
Non-GAAP Net Income of $4.5 Million

SAN JOSE, Calif. - July 22, 2015 -- 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications and contact center solutions, today reported financial results for the first quarter fiscal 2016 ended June 30, 2015.

First Quarter Fiscal 2016 Financial Highlights:
  Total revenue of $47.9 million, including a one-time $1.2 million accelerated technology license payment, increased 26% year over year; service revenue of $44.2 million increased 29% year over year.
  Excluding the one-time technology license payment:

  - Total revenue increased 23% year over year to $46.7 million.
  - Service revenue increased 25% year over year to $43.0 million.
  - Service revenue from midmarket customers increased 40% year over year, representing 45% of total service revenue.
  GAAP net loss for the first quarter of fiscal 2016 was ($472,000), or ($0.01) per diluted share, compared with GAAP net income of $8,000, or $0.00 per diluted share, in the first quarter of fiscal 2015.
  Non-GAAP net income was $4.5 million, $0.05 per diluted share, or 9% of revenue, for the quarter, compared with $3.0 million, $0.03 per diluted share, for the same period last year. Non-GAAP net income, excluding the accelerated technology license payment, was $3.7 million, $0.04 per diluted share, or 8% of revenue.
  Average monthly service revenue per business customer increased 20% to $353, compared with $293 in the same period last year.

"I am pleased to report the completion of a very successful first quarter start to 8x8's fiscal 2016," said 8x8 CEO Vik Verma. "In addition to closing the acquisitions of DXI and QSC, which both broaden our geographic footprint in the UK and Europe and expand our cloud communications portfolio, we posted a 38% increase in new MRR sold to mid-market customers and by channel sales teams. We also further enhanced our contact center capabilities with focused R&D to deliver the most complete platform of cloud-based communications services available to the enterprise."

"We are maintaining our previously stated guidance of annual revenue for fiscal 2016 in the $202 million to $206 million range, representing a 24% - 27% year over year increase, with non-GAAP net income as a percentage of revenue of approximately 6% for the full fiscal year."

Additional First Quarter and Year-to-Date Highlights:
  New monthly recurring revenue (MRR) sold in the first quarter of fiscal 2016 to mid-market customers and by channel sales teams increased 38% year-over-year.
  GAAP Service margin was 81%, compared with 80% in the same period a year ago; overall gross margin was 73%, compared with 71% in the same year ago period.
  Monthly business service revenue churn was 1.0%, compared with 0.4% in the same period last year.
  Cash, cash equivalents and investments was $157 million in the first quarter of fiscal 2016, compared with $177.1 million in previous quarter; cash flow from operating activities was $4.7 million in the first quarter of fiscal 2016.
  Acquired privately held DXI Ltd., a UK-based leader and innovator in cloud-based outbound and blended contact center solutions.
  Purchased certain assets of privately held Quality Software Corporation (QSC), an innovative developer of cloud-native quality management capabilities and analytics.
  Launched first cloud-based, single-platform Global Contact Center solution.
  Announced Virtual Contact Center Analytics, a powerful new solution that provides unique insights into the customer experience, increased contact center efficiencies and advanced workflow optimization.
  Awarded #1 ranking in the IHS Infonetics' Annual "Cloud UC Service Provider North American Scorecard" report for the second consecutive year.
  Awarded three new U.S. patents related to conference technologies, contact center and communication technologies during the fiscal first quarter.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 22, 2015, at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID # 68408520) (404) 537-3406, international (Conference ID # 68408520)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight July 28, 2015. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 40,000 businesses operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets and acquisition-related costs. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Contact:
Joan Citelli, Director of Investor Relations
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2015	2014
Service revenue	$44,168	$34,276
Product revenue	3,724	3,637
Total revenue	47,892	37,913

Operating expenses (1):
Cost of service revenue	8,459	6,997
Cost of product revenue	4,382	3,969
Research and development	5,080	3,406
Sales and marketing	23,824	19,160
General and administrative	6,068	3,878
Total operating expenses	47,813	37,410
Income from operations	79	503
Other income, net	234	177
Income from operations before provision for income taxes	313	680
Provision for income taxes	785	672
Net income (loss)	$(472)	$8

Net income (loss) per share:
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00

Weighted average number of shares:
Basic	88,233	88,592
Diluted	88,233	91,445

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	June 30,
	2015	2014
Cost of service revenue	$219	$115
Cost of product revenue	-	-
Research and development	531	314
Sales and marketing	1,197	744
General and administrative	1,075	674
	$3,022	$1,847

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$29,298	$53,110
Short-term investments	127,668	123,984
Accounts receivable, net	8,041	6,642
Inventory	618	704
Deferred tax assets	3,978	4,454
Other current assets	4,534	2,702
Total current assets	174,137	191,596
Property and equipment, net	11,714	10,248
Intangible assets, net	28,510	12,260
Goodwill	48,039	36,887
Non-current deferred tax asset	43,169	43,169
Other assets	1,463	1,464
Total assets	$307,032	$295,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,736	$7,775
Accrued compensation	7,305	6,183
Accrued warranty	342	339
Deferred revenue	1,514	1,768
Other accrued liabilities	6,791	5,765
Total current liabilities	25,688	21,830

Other liabilities	4,905	1,583
Total liabilities	30,593	23,413

Total stockholders' equity	276,439	272,211
Total liabilities and stockholders' equity	$307,032	$295,624

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(472)	$8
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	993	755
Amortization of intangible assets	546	567
Amortization of capitalized software	456	85
Net accretion of discount and amortization of
premium on marketable securities	236	192
Stock-based compensation	3,022	1,847
Deferred income tax provision	476	610
Other	74	9
Changes in assets and liabilities:
Accounts receivable, net	(612)	(402)
Inventory	88	47
Other current and noncurrent assets	(470)	(175)
Deferred cost of goods sold	(53)	157
Accounts payable	1,132	988
Accrued compensation	725	674
Accrued warranty	3	(41)
Accrued taxes and fees	492	128
Deferred revenue	(704)	(352)
Other current and noncurrent liabilities	(1,272)	(447)
Net cash provided by operating activities	4,660	4,650

Cash flows from investing activities:
Purchases of property and equipment	(1,073)	(1,026)
Purchase of businesses, net of cash acquired	(23,434)	-
Cost of capitalized software	(471)	-
Proceeds from maturity of investments	7,820	3,300
Sales of investments - available for sale	22,620	18,992
Purchase of investments - available for sale	(34,409)	(30,134)
Net cash used in investing activities	(28,947)	(8,868)

Cash flows from financing activities:
Capital lease payments	(54)	(46)
Repurchase of common stock	(25)	(48)
Proceeds from issuance of common stock under employee stock plans	336	170
Net cash provided by financing activities	257	76

Effect of exchange rate changes on cash	218	56
Net decrease in cash and cash equivalents	(23,812)	(4,086)

Cash and cash equivalents at the beginning of the period	53,110	59,159
Cash and cash equivalents at the end of the period	$29,298	$55,073

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	March 31, 2015	June 30, 2015

Business customer average monthly service revenue per customer (1)	$ 293	$ 299	$ 305	$ 320	$ 353
Monthly business service revenue churn (2)	0.4%	0.9%	1.0%	0.5%	1.0%

Overall service margin	80%	79%	80%	81%	81%
Overall product margin	-9%	-8%	-11%	-19%	-18%
Overall gross margin	71%	72%	72%	73%	73%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2015	2014
Net income (loss)	$(472)	$8
Non-cash tax adjustments	476	610
Amortization of acquired intangible assets	546	567
Stock-based compensation expense	3,022	1,847
Acquisition related expenses	922	-
Non-GAAP net income	$4,494	$3,032

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per share:
Denominator for basic calculation	88,233	88,592
Effect of dilutive securities:
Employee stock options	1,709	2,480
Employee restricted purchase rights	834	373
Denominator for diluted calculation	90,776	91,445

GAAP net income (loss) per share - Diluted	$(0.01)	$0.00
Non-cash tax adjustments	0.01	0.01
Amortization of acquired intangible assets	0.01	-
Stock-based compensation expense	0.03	0.02
Acquisition related expenses	0.01	-
Non-GAAP net income per share - Diluted	$0.05	$0.03

GAAP net income (loss) percentage of revenue	-1%	0%
Non-cash tax adjustments	1%	2%
Amortization of acquired intangible assets	1%	1%
Stock-based compensation expense	6%	5%
Acquisition related expenses	2%	-
Non-GAAP net income percentage of revenue	9%	8%